UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2004

Symbol Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-9802	112308681
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Symbol Plaza, Holtsville, New York		11742
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(631) 738-2400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 29, 2004, Symbol Technologies, Inc. (the "Registrant") entered into a new $250,000,000 senior secured credit facility to be used (i) to repay in full the outstanding senior indebtedness of the Registrant, (ii) to pay certain fees and expenses incurred in connection with such transactions and (iii) for working capital and general corporate purposes. Pursuant to the senior secured credit facility (the "Credit Agreement") dated as of December 29, 2004 among the Registrant, the lenders identified therein, JPMorgan Chase Bank, N.A., in its capacity as administrative and collateral agent (the "Agent"), Fleet National Bank, as syndication agent, and J.P. Morgan Securities, Inc. and Banc of America Securities LLC, as co-lead arrangers and joint bookrunners, the lenders severally agreed to provide the Registrant the facilities described therein, including: (i) a senior secured term loan facility in an aggregate principal amount of $100,000,000 and (ii) a senior secured revolving credit facility in an aggregate principal amount of up to $150,000,00 with a $20,000,000 sublimit available for letters of credit. The borrowings under the Credit Agreement will initially accrue interest at a rate of adjusted LIBOR plus 175 basis points; provided, however, that, such interest rate is subject to a pricing grid which will increase or lower the interest rate as determined by the Registrant’s total indebtedness ratio. This description of the senior secured credit facility is qualified in its entirety by the Credit Agreement, attached as Exhibit 4.1 of this Current Report on Form 8-K. The obligations of the Registrant under the Credit Agreement are guaranteed by certain material subsidiaries of the Registrant (the "Material Subsidiaries") and the obligations of the Registrant and the guarantee obligations of the Material Subsidiaries are secured by all assets of the Registrant and such Material Subsidiaries pursuant to the Guarantee and Collateral Agreement (the "Collateral Agreement"), dated as of December 29, 2004 among the Registrant, the Material Subsidiaries and the Agent. This description of the Collateral Agreement is qualified in its entirety by the Collateral Agreement, attached as Exhibit 4.2 of this Current Report on Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the entry into the Credit Agreement described under Item 1.01, which Item is incorporated herein by reference, the Bridge Loan Agreement, dated as of September 9, 2004, among the Registrant, the subsidiary guarantors and lending institutions identified in the Bridge Loan Agreement, the Agent, as administrative agent, J.P. Morgan Securities Inc., as sole bookrunner and sole lead arranger and Fleet National Bank, as documentation agent (the "Bridge Loan Agreement") and the Exchange Note Indenture, dated as of September 9, 2004, relating to the Registrant's Senior Exchange Notes due 2011, were terminated on December 29, 2004. At the time of termination, the outstanding principle under the Bridge Loan Agreement was $200,000,000. Addtionally, in connection with the entry into the Credit Agreement described under Item 1.01, the Credit Agreement, dated as of November 17, 2003, by and among the Registrant, Fleet National Bank, as administrative agent and a lender, Bank of Tokyo-Mitsubishi Trust Company, as co-documentation agent and a lender, and the Agent, as co-documentation agent and a lender, and the other lenders from time to time party thereto which since had been amended in June 2004 and September 2004 (the "Revolving Facility") was terminated on December 29, 2004. At the time of termination, the $60,000,000 Revolving Facility remained undrawn.

The Registrant did not incur any material early termination penalties in connection with the termination of the Bridge Loan Agreement or the Revolving Facility. This description of the Bridge Loan Agreement and the Exchange Note Indenture and the Revolving Facility is qualified in its entirety by the terms of the Bridge Loan Agreement and Exchange Note Indenture and the Revolving Facility, which have been previously filed.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

4.1 Credit Agreement, dated as of December 29, 2004, among Symbol Technologies, Inc., the lenders identified therein, JPMorgan Chase Bank, N.A., in its capacity as administrative and collateral agent, Fleet National Bank, as syndication agent, and J.P. Morgan Securities, Inc. and Banc of America Securities LLC, as co-lead arrangers and joint bookrunners.

4.2 Guarantee and Collateral Agreement, dated as of December 29, 2004, among Symbol Technologies, Inc., the material subsidiaries therein and JPMorgan Chase Bank, N.A., in its capacity as collateral agent.

99.1 Press Release, dated December 29, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symbol Technologies, Inc.

January 3, 2005	By:	Mark T. Greenquist

Name: Mark T. Greenquist
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4.1	Credit Agreement
4.2	Guarantee and Collateral Agreement
99.1	Press Release